UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Conexant Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2007, Conexant Systems, Inc. (the “Company”) announced that the Board of Directors of the Company had elected Daniel A. Artusi as President and Chief Executive Officer and a director of the Company, and that Dwight W. Decker had resigned as Chief Executive Officer, all effective July 9, 2007. Dr. Decker, who had previously announced his intention to retire as Chief Executive Officer, will continue as non-executive Chairman of the Board of the Company. A copy of the Company’s press release dated June 25, 2007 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Mr. Artusi, age 52, has been Chairman and Chief Executive Officer of ColdWatt, Inc., a provider of high efficiency power supplies for the communications and computer industry, since June 2005. From April 2005 to June 2005, Mr. Artusi was an individual investor. From January 2004 until April 2005 Mr. Artusi served as President and Chief Executive Officer and a member of the board of directors of Silicon Laboratories Inc., a designer and manufacturer of mixed-signal integrated circuits, where he previously served as President and Chief Operating Officer from January 2003 until January 2004, and as Chief Operating Officer from August 2001 until January 2003. Prior to joining Silicon Laboratories Inc., Mr. Artusi held various positions at Motorola Inc., including Corporate Vice President and General Manager of Motorola’s Networking and Computing Systems Group, Vice President and General Manager of Motorola’s Wireless Infrastructure Systems Division and General Manager of Motorola’s RF Semiconductors Division. Mr. Artusi is a director of Powerwave Technologies, Inc.

The Company and Mr. Artusi have entered into an employment agreement setting forth the terms and conditions of Mr. Artusi’s employment as President and Chief Executive Officer of the Company. The agreement provides that Mr. Artusi will serve as President and Chief Executive Officer from July 9, 2007 through July 8, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Artusi will be paid an initial annual base salary of $550,000 and will be eligible for an annual performance bonus as determined by the Board of Directors of the Company or the Compensation and Management Development Committee of the Board (the “Compensation Committee”), with a fiscal year 2007 annual target bonus of 100% of annual base salary (pro-rated for time worked in the fiscal year), provided that Mr. Artusi will receive a bonus of not less than $150,000 for fiscal year 2007 and a bonus of not less than $275,000 for fiscal year 2008, each to be disbursed when normal bonuses are paid. Within 30 days of beginning his employment, Mr. Artusi will receive a special bonus of $100,000, which is subject to repayment if Mr. Artusi voluntarily terminates his employment for any reason, other than as a result of death or disability (as defined in the agreement), or if his employment is terminated by the Company for “cause” (as defined in the agreement), within one year. For future periods, the

Board of Directors or the Compensation Committee will determine Mr. Artusi’s annual base salary (which may not be decreased) and annual target bonus.

Upon commencement of employment, Mr. Artusi will be granted (i) options to purchase 3,000,000 shares of the Company’s common stock (“Common Stock”) at a price equal to the fair market value of the Common Stock on the date of grant, which options will become exercisable in three equal installments on the first, second and third anniversaries of the commencement of his employment, and (ii) 1,500,000 restricted stock units, 1,000,000 of which will vest in equal installments on the first, second and third anniversaries of the commencement date and 500,000 of which will vest on the first anniversary of the commencement date. He will also receive 1,000,000 performance restricted stock units that will vest one-third if the Common Stock sustains an average closing price of $3.00 over a 60 calendar day period, one-third if the Common Stock sustains an average closing price of $4.50 over a 60 calendar day period and one-third if the Common Stock sustains an average closing price of $6.00 over a 60 calendar day period. Any unvested portion of the performance restricted stock units will be forfeited five years after grant. In the event of a change of control of the Company (as defined in the agreement) (i) any of the foregoing stock options and non-performance based restricted stock units that are not vested will vest and (ii) if not already vested, one-third of the foregoing performance restricted stock units will vest if the closing price of the Common Stock (or the price per share of Common Stock in the corporate transaction that constitutes the change of control) on the date of the change of control is at least $3.00, an additional one-third will vest if such price is at least $4.50 and an additional one-third will vest if such price is at least $6.00.

Under the agreement, if the Company terminates Mr. Artusi’s employment as President and Chief Executive Officer without “cause” or if he resigns as President and Chief Executive Officer for “good reason” (each as defined in the agreement), (1) the Company will pay him a cash lump-sum equal to the sum of (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (B) a pro rata share of his target bonus for the fiscal year in which his termination occurs, (C) two times his base salary, (D) two times his annual target bonus (which is equal to his base salary), and (E) $200,000; (2) the Company will continue to provide coverage under the Company’s health insurance plan to him for 18 months after the date of his termination; and (3) all of his options and non-performance based restricted stock units will become fully vested and Mr. Artusi may exercise all such options until the earlier of (A) the second anniversary of his termination date and (B) the expiration date of such options set forth in the option awards.

Mr. Artusi is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period. Mr. Artusi will generally be made whole in the event of payment of any excise taxes imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on certain change of control payments and in the event of any payment of penalty tax and interest imposed by Code Section 409A.

Effective as of Mr. Artusi’s election as a director of the Company, the Board of Directors increased the size of the Board from nine to ten directors. Mr. Artusi has been designated as a Class II Director, to serve until the Company’s 2010 Annual Meeting of Shareholders or until his successor is elected and qualified.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
99.1 Press release of the Company dated June 25, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC.
By:	/s/ Dennis E. O'Reilly

	Name: Title:	Dennis E. O'Reilly Senior Vice President, Chief Legal Officer and Secretary

Date: June 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company dated June 25, 2007.

6